Registration No. 33-99834
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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                        -----------------------
                    POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-1
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        -----------------------

                     DAKOTA GROWERS PASTA COMPANY
        (Exact name of registrant as specified in its charter)

                             NORTH DAKOTA
                    (State or other jurisdiction of
                    incorporation or organization)

                     ONE PASTA AVENUE, P.O. BOX 21
                    CARRINGTON, NORTH DAKOTA 58421
                            (701) 652-2855
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 2099
       (Primary Standard Industrial Classification Code Number)

                              45-0423511
                 (IRS Employer Identification Number)

                          MR. TIMOTHY J. DODD
                     Dakota Growers Pasta Company
                     President and General Manager
                     One Pasta Avenue, P.O. Box 21
                 Carrington, North Dakota  58421-0021
                            (701) 652-2855
       (Name, address, including zip code, and telephone number,
                   area code, of agent for service)
                        -----------------------

                              Copies to:
                        RONALD D. MCFALL, Esq.
                       Doherty, Rumble & Butler
                       Professional Association
                       3500 Fifth Street Towers
                        150 South Fifth Street
                     Minneapolis, Minnesota  55402

     At 5:00 p.m. eastern standard time on January 24, 1996, a Registration Statement on Form S-1 filed by Dakota Growers Pasta Company ("Dakota Growers" or the "Company"), Registration Statement No. 33-99834, became effective with the Securities and Exchange Commission. Pursuant to such Registration Statement, Dakota Growers registered the offer and sale of up to 2,070,000 shares of equity stock, par value $3.85, and up to 500 shares of membership stock, $125 par value. As described in the Registration Statement, the number of shares of membership stock and equity stock registered under Registration Statement No. 33-99834 was an estimate of the number of shares which might be purchased by current and prospective members of the Company. In its offering, the Company offered, sold and issued a total of 1,788,808 shares of equity stock and 81 shares of membership stock.

     Dakota Growers hereby files this Post-Effective Amendment No. 1 to Registration Statement No. 33-99834 to remove from registration by means of a post-effective amendment the remaining (i) 281,992 shares of equity stock and
(ii) 419 shares of membership stock registered under Registration Statement No. 33-99834.

     Consequently, Dakota Growers hereby deregisters the 281,992 shares of equity stock and 419 shares of membership stock not issued in connection with the aforementioned transaction.

                              SIGNATURES

     In accordance with the provisions of Rule 478 and pursuant to the terms of Registration Statement No. 33-99834, the undersigned agent and duly appointed attorney-in-fact has signed the Post-Effective Amendment No. 1 to said Registration Statement on the date and at the place set forth below.

Carrington, North Dakota              DAKOTA GROWERS PASTA COMPANY
Date:  July 3, 1996                   By /s/ Timothy J. Dodd
                                         -------------------------
                                         Timothy J. Dodd
                                         President and General Manager

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 3, 1996

Signature                             Title
- ----------                            -----
/s/ Timothy J. Dodd        President and General Manager
- ----------------------     (Principal Executive Officer)
Timothy J. Dodd

/s/ Thomas P. Friezen      Vice President, Finance
- ----------------------     (Principal Financial and Accounting Officer)
Thomas P. Friezen

          *                Director
- ----------------------
John S. Dalrymple III

          *                Director
- ----------------------
John D. Rice

          *                Director
- ----------------------
Allyn K. Hart

          *                Director
- ----------------------
James F. Link

Signature                             Title
- ----------                            -----
          *                Director
- ----------------------
Michael E. Warner

          *                Director
- ----------------------
Eugene J. Nicholas

          *                Director
- ----------------------
Curt R. Trulson

          *                Director
- ----------------------
Roger A. Kenner

          *                Director
- ----------------------
Jeffrey O. Topp

  * Timothy J. Dodd, by signing his name hereto, signs this document of behalf of himself as President and General Manager and on behalf of each person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission as part of Registration Statement No. 33-99834.


                                      By /s/ Timothy J. Dodd
                                         -------------------------
                                         Timothy J. Dodd
                                         Attorney-in-fact